EXHIBIT 3.1

                         THE COMPANIES LAW, 5759 - 1999

                             ARTICLES OF ASSOCIATION
                                       OF

                          SHAMIR OPTICAL INDUSTRY LTD.

                           A COMPANY LIMITED BY SHARES

                                     GENERAL

1.   DEFINITION AND INTERPRETATION

     1.1 The following terms in these Articles of Association shall have the respective meanings ascribed to them below:

     ARTICLES The Articles of Association of the Company, as set forth herein and or as amended, from time to time.

     BOARD          The Board of Directors of the Company.

     BUSINESS DAY   Sunday to Thursday, inclusive, with the exception of
                    holidays and officials days of rest in the State of Israel.

     COMPANIES LAW  The Israeli Companies Law, 1999, as may be amended from time to time, and any law replacing it

     COMPANIES
     REGULATIONS    Regulations issued pursuant to the Companies Law.

     LAW            The provisions of any law as defined in the Interpretation
                    Law, 1981.

     GENERAL
     MANAGER the general manager of the Company pursuant to the Companies Law which is known also by the term Chief Executive Officer or CEO.

     ORDINARY
     MAJORITY More than fifty percent (50%) of the votes of the Shareholders who are entitled to vote and who voted in a General Meeting in person, by means of a proxy or by means of a proxy card.

     SECURITIES
     LAW            The Securities Law, 1968.


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     SECURITIES
     REGULATIONS    Regulations issued pursuant to the Securities Law.

     SHAREHOLDER    Anyone registered as a shareholder in the Shareholder
                    Register of the Company.

     SPECIAL
     MAJORITY A majority of at least three quarters (75%) of the votes of the Shareholders who are entitled to vote and who voted in a General Meeting, in person, by means of a proxy or by means of a proxy card.

     THE COMPANY    Shamir Optical Industry Ltd., or any other name by which it will be called, in the event of the Company replacing or changing its name.

     IN WRITING     In script, in print, by means of a typewriter, photocopying, telex, cable, facsimile, electronic mail or in any other legible form, or which is produced in any other visual substitute for writing, including a combination of two or more methods, and "signed" shall be understood accordingly.

     1.2 Unless the subject or the context otherwise requires, each word and expression not specifically defined herein and defined in the Companies Law as in effect on the date when these Articles or any amendment hereto, as the case maybe first became effective, shall have the same meaning herein, and to the extent that no meaning is attached to it in the Companies Law, the meaning ascribed to it in the Companies Regulations, and if no meaning is ascribed thereto in the Companies Regulations, the meaning ascribed to it in the Securities Law or Securities Regulations; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender and vice versa; and words and expressions importing persons shall include corporate entities.

     1.3 The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

     1.4 The specific provisions of these articles supersede the provisions of the companies Law to the extent permitted under the companies Law with respect to any matter that is not specifically addressed in these articles, the provisions of the companies Law shall govern.


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2.   PUBLIC COMPANY

     The Company is a public company.

3.   THE PURPOSE AND OBJECTIVES OF THE COMPANY

     The purpose of the Company is to engage, directly or indirectly, in any lawful business activity or occupation whatsoever; provided, however, that the Company may donate reasonable amounts to worthy causes, as the Board may determine in its discretion, even if such donations are not within the framework of business considerations.

4.   LIMITED LIABILITY

     The liability of each Shareholder for the company's obligations is limited to the unpaid sum, if any, owing to the company in consideration for the issuance of the shares allotted to him.

                                  SHARE CAPITAL

5.   SHARE CAPITAL

     5.1 The authorized share capital of the Company is one million New Israeli Shekels (NIS 1,000,000) divided into one hundred million Ordinary Shares NIS 0.01 par value each.

     5.2 The ordinary shares of the company confer on the holders thereof rights to receive notice of, attend, and vote in meetings of the shareholders, rights to receive dividends, rights to receive a distribution of assets upon liquidation and certain other rights all as specified in these Articles.

6.   INCREASE OF SHARE CAPITAL

     6.1 The Company may, from time to time, by a resolution of the General Meeting adopted by an Ordinary Majority, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal value, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution of the General Meeting shall provide.


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     6.2  Except to the extent otherwise provided in such resolution of the
          General Meeting, such new shares shall be subject to all the provisions applicable to the shares of the original capital.

7.   SPECIAL RIGHTS; MODIFICATIONS OF RIGHTS

     7.1 Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by a resolution of the Board, issue shares with such preferred or deferred rights or rights of redemption or other special rights and/or restrictions, whether with respect to liquidation, dividends, voting, conversion, repayment of share capital or otherwise, as may be stipulated in such resolution.

     7.2 If at any time the issued share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by a resolution of the General Meeting adopted by an Ordinary Majority, subject to the consent of the holders of more than fifty percent (50%) of the issued shares of such class or the sanction of a resolution of a separate General Meeting of the holders of the shares of such class adopted by an Ordinary Majority, except if no rights in the Company are attached to that class of shares other than the receipt of their par value on a winding-up of the Company ("DEFERRED SHARES") and unless the issue terms of those shares provide otherwise.

     7.3 Unless otherwise provided by these Articles, the increase of the authorized number of shares of an existing class of shares, or the issuance of additional shares thereof or the creation of a new class of shares identical to an existing class of shares in all respects, shall not be deemed, for purposes of this Article 7, to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

8.   CONSOLIDATION. SUBDIVISION. CANCELLATION AND REDUCTION OF SHARE CAPITAL

     8.1 The Company may, from time to time, by a resolution of the General Meeting adopted by an Ordinary Majority (subject, however, to the provisions of Articles 7.2 and 7.3 hereof and to the Companies Law):

          8.1.1 Consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;


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          8.1.2 Subdivide its shares, issued or unissued, or any of them, into shares of smaller nominal value than is fixed by these Articles, subject to the provisions of the Companies Law, and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

          8.1.3 Cancel any shares which, at the date of the adoption of such resolution of the General Meeting, have not been allotted, so long as the Company is not under an obligation to allot these shares, and diminish the amount of its share capital by the amount of the shares so cancelled; or

          8.1.4 Reduce its share capital in any manner, subject to any authorization or consent required by Law.

     8.2 With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board may settle any difficulty which may arise with regard thereto, as it deems appropriate, including, INTER ALIA, resort to one or more of the following actions:

          8.2.1 Determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

          8.2.2 Allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

          8.2.3 Redeem, in the case of redeemable shares, and subject to applicable Law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

          8.2.4 Cause the transfer of fractional shares by certain Shareholders to other Shareholders so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of the fractional shares so transferred, and the Board is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this
               Article 8.2.4.


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                                     SHARES

9.   ISSUANCE OF SHARE CERTIFICATES: REPLACEMENT OF LOST CERTIFICATES

     9.1 Share certificates shall be issued under the seal or stamp of the Company and shall bear the signature of a Director, or of any other person or persons so authorized by the Board.

     9.2 Each Shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board so approves, to several certificates, each for one or more of such shares. Each certificate may specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

     9.3 A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Shareholder Register in respect of such co-ownership ("THE FIRST CO-OWNER").

     9.4 If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board may deem appropriate.

10.  REGISTERED HOLDER

     Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, shall be entitled to treat the holder of any share in trust as a Shareholder and to issue to him a share certificate, in condition that the trustee notifies the Company of the identity of the beneficiary, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by Law, be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

11.  ISSUANCE OF SHARES AND OTHER SECURITIES

     11.1 The unissued shares from time to time shall be under the control of the Board, which shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including INTER ALIA terms relating to calls as set forth in Article 13 ("Calls on Shares") hereof), and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board may deem appropriate, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board may deem appropriate.


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     11.2 The Board may determine to issue a series of bonds or other debt securities, as part of its authority or to take a loan on behalf of the Company, and within the limits of such authority.

     11.3 The Shareholders of the Company at any given time shall not have any preemptive right or priority or any other right whatsoever with respect to the acquisition of Securities of the Company. The Board, in its sole discretion, may decide to offer Securities of the Company first to existing Shareholders or to anyone or more of them.

     11.4 The Company is entitled to pay a commission (including underwriting fees) to any person, in consideration for underwriting services, or the marketing or distribution of Securities of the Company, whether reserved or unreserved, as determined by the Board. Payments, as stated in this Article 11.4, may be paid in cash or in Securities of the Company, or in a combination thereof or in any other manner.

12.  PAYMENT IN INSTALLMENTS

     If by the terms of issuance of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder(s) of the share or the person(s) entitled thereto.

13.  CALLS ON SHARES

     13.1 The Board may, from time to time, make such calls as it may deem appropriate upon Shareholders in respect of any sum unpaid in respect of shares held by such Shareholders which is not, by the terms of issuance thereof or otherwise, payable at a fixed time, and each Shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board (and in the notice referred to in Article 13.2), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.


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     13.2 Notice of any call shall be given in writing to the applicable
          Shareholder(s) not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made; provided, however, that before the time for any such payment, the Board may, by notice in writing to such Shareholder(s), revoke such call in whole or in part, extend such time, or alter such designated person and/or place. In the event of a call payable in installments, only one notice thereof need be given.

     13.3 If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board and of which due notice had been given, and all the provisions herein contained with respect to calls shall apply to each such amount.

     13.4 Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board may prescribe.

     13.5 Upon the allotment of shares, the Board may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof

     13.6 The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

14.  PREPAYMENT

     With the approval of the Board, any Shareholder may pay to the Company any amount not yet payable in respect of his shares, and the Board may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board. The Board may, at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 14 shall derogate from the right of the Board to make any call before or after receipt by the Company of any such advance.


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15.  FORFEITURE AND SURRENDER

     15.1 If any Shareholder fails to pay any amount payable in respect of a call, or interest thereon as provided herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board, may at any time thereafter, so long as such amount or interest remains unpaid, forfeit all or any of the shares in respect of which such call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, INTER ALIA, attorneys' fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

     15.2 Upon the adoption of a resolution of forfeiture, the Board shall cause notice thereof to be given to the Shareholder whose shares are the subject of such forfeiture, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board), such shares shall be IPSO FACTO forfeited, provided, however, that, prior to the expiration of such period, the Board may nullify such resolution of forfeiture, but no such nullification shall estop the Board from adopting a further resolution of forfeiture in respect of the non-payment of such amount.

     15.3 Whenever shares are forfeited as herein provided, all distributions theretofore declared in respect thereof and not actually paid or distributed shall be deemed to have been forfeited at the same time.

     15.4 The Company, by resolution of the Board, may accept the voluntary surrender of any share.

     15.5 Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board deems appropriate.

     15.6 Any Shareholder whose shares have been forfeited or surrendered shall cease to be a Shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article
          13.4 above, and the Board, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board, may accelerate the date(s) of payment of any or all amounts then owing by the Shareholder in question (but not yet due) in respect of all shares owned by such Shareholder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.


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     15.7 The Board may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems appropriate, but no such nullification shall estop the Board from re-exercising its powers of forfeiture pursuant to this Article 15.

16.  LIEN

     16.1 Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each Shareholder which are not fully paid up (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for such shareholder's debts, liabilities and engagements arising from any cause whatsoever, solely or jointly with another, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all distributions from time to time declared in respect of such shares. Unless otherwise provided, the registration by the company of a transfer of shares shall be deemed to be a waiver on the part of the company of the lien (if any) existing on such shares immediately prior to such transfer.

     16.2 The Board may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board may deem appropriate, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the Company's intention to sell shall have been served on such Shareholder, his executors, administrators or assignees.

     16.3 The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such Shareholder (whether or not the same have matured), or any specific part of the same (as the Board may determine), and the balance, if any, shall be paid to the Shareholder, his executors, administrators or assigns.


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17.  SALE AFTER FORFEITURE OR SURRENDER OR IN ENFORCEMENT OF LIEN

     Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board may appoint a person to execute a proper instrument of transfer of the shares so sold and cause the purchaser's name to be entered in the Shareholders Register in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Shareholder Register in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

18.  REDEEMABLE SHARES

     The Company may, by resolution of the Board, issue redeemable securities and the provisions of section 312 of the Companies Law will apply to the issue of such securities. The Board shall determine which securities of the redeemable securities shall be redeemed, from time to time, and it shall furnish written notice thereof of at least 14 days to the holders of the above-mentioned securities, regarding the place, the date and the conditions of the redemption.

19.  TRANSFER OF SHARES

     19.1 No transfer of shares shall be registered unless the Company receives a deed of transfer or other proper instrument of transfer (in form and substance satisfactory to the Board), together with any share certificate(s). Until the transferee has been registered in the Shareholders Register in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board may, from time to time, prescribe a reasonable fee for registration of a transfer. A Deed of Transfer shall be in the following form or in any substantially similar form, including any such form as is acceptable to the transfer agent for the Company's shares, or in any form otherwise approved by the board.

                                DEED OF TRANSFER

     "I,__________, (hereinafter: "The Transferor") of, _________, do hereby transfer, in consideration for _____________,to ___________(hereinafter:
     "The Transferee"),_________share(s) NIS __ par value each of Shamir Optical Industry Ltd. (hereinafter: "The Company") to be held by the Transferee and/or his executors, administrators and assigns, subject to the same terms and conditions under which I held the same at the time of execution hereof; and I, the said Transferee, do hereby agree to take the said share(s) subject to the conditions aforesaid.

     In witness whereof we hereby execute this Deed of Transfer, this _day of ______20__."


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     The Transferee                            The Transferor

     Name: _______                             Name: _______
     Signature:                                Signature:


     Witness to Signature                      Witness to Signature

     Name: _______                             Name: _______
     Signature:                                Signature:

     19.2 The transfer of shares which were not fully paid for, or shares on which the Company has a lien, shall have no validity unless approved by the Board, which may, in its absolute discretion and without giving any reason thereto, decline the registration of such transferor impose conditions on the transfer.

     19.3 The board may suspend the registration of transfers for such periods as it deems appropriate, and no such transfers shall be registered during any period in which the shareholders is so closed, provided such periods shall not exceed 30 days each year and provided that no such suspension shall take place in any 14 days precluding the recode date for any general meeting or to any distribution.

     19.4 Upon the death of a Shareholder

          19.4.1 In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof.

          19.4.2 Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grand of probate or letters of administration or deceleration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such share.

     19.5 The Company may recognize the receiver or liquidator of any corporate Shareholder in liquidation or dissolution, or the receiver or trustee in bankruptcy of any Shareholder, as being entitled to the shares registered in the name of such Shareholder, after receipt of evidence to the entitlement thereto, as determined by the Board.


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     19.6 A person acquiring a right in shares as a result of being a custodian, administrator of the estate, executor of a will or the heir of a Shareholder, or a receiver, liquidator or a trustee in a liquidation, dissolution or bankruptcy of a Shareholder or according to another provision of Law, is entitled, after producing evidence of his right to the satisfaction of the Board, to be registered as the Shareholder or to transfer such shares to another person, subject to the provisions of this Article 19.

20.  BEARER SHARE

     The Company shall not issue bearer shares.

                                GENERAL MEETINGS

21.  ANNUAL MEETING

     An annual General Meeting shall be held once in every calendar year at such time within a period of not more than fifteen (15) months after the last preceding annual General Meeting and at such place either within or outside of the State of Israel as may be determined by the Board. These General Meetings shall be referred to as "Annual Meetings."

22.  EXTRAORDINARY MEETINGS

     22.1 All General Meetings other than Annual Meetings shall be referred to as "Extraordinary Meetings".

     22.2 The Board may, whenever it deems appropriate, convene an Extraordinary Meeting at such time and place, within or outside of the State of Israel, as may be determined by the Board, and shall be obliged to do so upon the demand in writing of one of the following:

          22.2.1 Any two Directors or a quarter of the Directors, whichever is lower; or

          22.2.2 One or more Shareholders, holding alone or together at least ten percent (10%) of the issued share capital of the Company, and at least one percent (1%) of the voting rights in the company; or

          22.2.3 One or more Shareholders holding at least ten percent (10%) of the voting rights in the company. The demand shall set forth the reasons for convening of the meeting and shall be delivered to the registered office of the Company.

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     22.3 The Board, upon demand to convene an Extraordinary Meeting in accordance with Article 22.2.2 above, shall announce the convening of the General Meeting within twenty one (21) days from the receipt of a demand in that respect; provided, however, that the date fixed for the Extraordinary Meeting shall not be more than thirty five (35) days from the date of the announcement of the Extraordinary Meeting, or such other period as may be permitted by the Companies Law or Companies Regulations.

23.  CLASS MEETINGS

     The provisions of these Articles of Association with respect to General Meetings shall apply, MUTATIS MUTANDIS, to meetings of the holders of a class of shares of the Company (hereinafter: "Class Meetings"); provided, however, that the requisite quorum at any such Class Meeting shall be one or more Shareholders present in person, by proxy or by proxy card, and holding together not less than fifty percent (50%) of the issued shares of such class.

24.  NOTICE OF GENERAL MEETINGS

     24.1 The Company is not required to give notice under section 69(b) of the Companies Law.

     24.2 General Meeting requires prior notice of at least 21 days.

                         PROCEEDINGS AT GENERAL MEETINGS

25.  THE AGENDA OF GENERAL MEETINGS

     25.1 The agenda OF General Meetings shall be determined by the Board and shall also include issues for which an Extraordinary Meeting is being convened in accordance with Article 22 above, or as otherwise may be required in accordance with the provisions OF the Companies Law.

     25.2 The General Meeting shall only adopt resolutions on issues or act upon items which are on its agenda.

     25.3 The General Meeting is entitled to accept or reject a proposed resolution which is on the agenda OF the General Meeting. Subject to applicable Law, the General Meeting may adopt a resolution which is different from the description thereof included in the announcement of the General Meeting, provided that such resolution is not materially different from the proposed resolution.


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     25.4 Any Shareholder entitled to be present and vote in a General Meeting may bring any proposal with respect to any of the matters on the agenda of such General Meeting, provided however the Shareholder submits his written proposal specifying his intention to present it to the General Meeting at the Company's Registered office, within three
          (3) days of the announcement of the convening of the General Meeting.

26.  QUORUM

     26.1 No business shall be transacted at a General Meeting, or at any adjournment thereof, unless alawful quorum is present when the meeting proceeds to business.

     26.2 Subject to the requirements of the Companies Law, the rules of Nasdaq National Market and any other exchange on which the Company's securities are or may become quoted or listed, and the provisions of these Articles, any two or more Shareholders (not in default in payment of any sum referred to in Article 13 hereof), present in person or by proxy, or who have delivered to the Company proxy card indicating their manner of voting, and who hold or represent shares conferring in the aggregate at least thirty-three and one-third percent (33 1/3%) of the voting power of the Company, shall constitute a lawful quorum at General Meetings. A Shareholder or his proxy, who also serves as a proxy for other Shareholder(s), shall be regarded as two or more Shareholders, in accordance with the number OF Shareholders he is representing.

     26.3 If within an hour from the time appointed for the General Meeting a quorum is not present, the meeting, if convened by the Board upon demand under Article 22.2 or, if not convened by the Board, if convened by the persons making or court demanding in accordance with the provisions OF the Companies Law, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent OF the holders OF a majority OF the voting power represented at the meeting in person or by proxy and voting on the question OF adjournment. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, any number of Shareholders present in person or by proxy or by proxy card, shall constitute a lawful quorum.

27.  CHAIRMAN

     The Chairman of the Board shall preside as Chairman at every General Meeting. If there is no such Chairman, or if the Chairman is not present within fifteen (15) minutes after the time fixed for holding such meeting or is unwilling to act as Chairman, the Shareholders present shall choose someone of their number or any other person to be Chairman. The position of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a Shareholder or proxy of a Shareholder if, in fact, he is also a Shareholder or proxy, respectively).

28.  ADJOURNED MEETING

     A General Meeting at which a lawful quorum is present (hereinafter: "The Original General Meeting"), may resolve by an Ordinary Majority to adjourn the General Meeting, from time to time, to another time and/or place (hereinafter: an "Adjourned Meeting"). In the event that a General Meeting is adjourned for twenty one (21) days or more, a notice of the Adjourned Meeting shall be given in the same manner as the notice of the Original General Meeting. With the exception of the aforesaid, a Shareholder shall not be entitled to receive a notice of an Adjourned Meeting or of the issues which are to be discussed in the Adjourned Meeting. The Adjourned Meeting shall only discuss issues that could have been discussed at the Original General Meeting, and with respect to which no resolution was adopted.

29.  ADOPTION OF RESOLUTIONS AT GENERAL MEETINGS

     29.1 Except with respect to matters which require the approval of a special majority under the Companies Law or these Articles, all resolutions of the General Meeting, shall be deemed adopted if approved by an Ordinary Majority. A resolution of the General Meeting approving an amendment to these Articles shall be deemed adopted only if approved by Special Majority.

     29.2 Every matter submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any Shareholder present in person, by proxy or by proxy card and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another Shareholder may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

     29.3 A declaration by the Chairman of the meeting that a resolution has been adopted unanimously, or adopted by a particular majority, or rejected, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

30.  POWER TO ADJOURN

     (a) The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjournment meeting except business which might lawfully have been transacted at the meeting as originally called. (b) It shall not be necessary to announce an adjournment, unless the meeting is adjourned for thirty (30) days or more in which event announcement thereof shall be given in the manner required for the meeting as originally called.

31.  VOTING POWER

     Subject to the provisions of Article 32.1 and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every Shareholder shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted in person, by proxy or by proxy card, by a show of hands, by written ballot or by any other means.

32.  VOTING RIGHTS

     32.1 No Shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the lawful quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid, but this Article shall not apply to Class Meetings pursuant to Article 23.

     32.2 A company or other corporate entity being a Shareholder of the Company may authorize any person to be its representative at any General Meeting. Any person so authorized shall be entitled to exercise on behalf of such Shareholder all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the General Meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

     32.3 Any Shareholder entitled to vote may vote either personally (or, if the Shareholder is a company or other corporate entity, by a representative authorized pursuant to Article 32.2) or by proxy (subject to Article 34 below), or by proxy card.

     32.4 The Board may determine, in its discretion, matters that may be voted upon at the meeting by proxy card in addition to the matters listed in section 87(a) to the Companies Law.

     32.5 If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person, by proxy or by proxy card, shall be accepted to the exclusion of the vote(s) of the other joint holder(s), and for this purpose seniority shall be determined by the order in which the names stand in the Shareholder Register.

33.  THE RECORD DATE WITH RESPECT TO PARTICIPATION AND VOTING

     The Shareholders who are entitled to participate and vote at a General Meeting shall be those Shareholders who are registered in the Shareholder Register of the Company on the date determined by the Board, provided that such date is not be more than twenty one (21) days, nor less than four (4) days, prior to the date of the General Meeting, except as otherwise permitted by the Companies Law or the Companies Regulations.

                                     PROXIES

34.  VOTING BY MEANS OF A PROXY

     34.1 A Shareholder is entitled to appoint by deed of authorization a proxy (who is not required to be a Shareholder of the Company) to participate and vote in his stead, whether at a certain General Meeting or generally at General Meetings of the Company (e.g, until the occurrence of such date or event as is specified in the deed of authorization), whether personally, by proxy or by means of a proxy card.

     34.2 In the event that the deed of authorization is not limited to a certain General Meeting, then the deed of authorization, which was deposited prior to a certain General Meeting, shall also be good for other General Meetings thereafter, subject to the terms of the deed of authorization. This Article 34 shall also apply to a Shareholder which is a corporation, appointing a person to participate and vote in a General Meeting in its stead.

35.  A DEED OF AUTHORIZATION

     35.1 The deed of authorization shall be in writing and shall be substantially in the form specified below, or in any usual or common form or in such other form as may be approved by the Board. It shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate entity, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s). signed by the appointing shareholder or by his attorney duly authorized in writing, and shall be in the following form or any form similar thereto:

                   SHAMIR OPTICAL INDUSTRY LTD ("THE COMPANY")

     I, _________________ OF _________________ BEING A SHAREHOLDER OF THE
     COMPANY HEREBY APPOINT MR. _________________ OF _________________ OR, IN
     HIS ABSENCE, MR. _________________ OF _________________ AS PROXY TO VOTE
     FOR ME AND ON MY BEHALF AT THE GENERAL (ORDINARY OR SPECIAL) MEETING OF THE COMPANY (AS THE CASE MAY BE) TO BE CONVENED ON THE _____ DAY OF _________________ AND AT EVERY ADJOURNMENT THEREOF.

                                     SIGNED THIS ____ DAY OF _________________".

     (Signature of Appointer)

     35.2 The deed of authorization (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its registered office, or at its principal place of business, or at the office of its registrar and/or transfer agent or at such place as the Board may specify) not less than two (2) hours (or not less than twenty four (24) hours with respect to a General Meeting to be held outside of Israel) before the time fixed for the meeting, at which the person named in the deed of authorization proposes to vote, or presented to the Chairman at such meeting.

36.  EFFECT OF DEATH OF APPOINTER OR REVOCATION OF APPOINTMENT

     A vote cast pursuant to a deed of authorization shall be valid notwithstanding the previous death, incapacity or bankruptcy, or if a company or other corporate entity, the liquidation, of the appointing Shareholders (or of his attorney-in fact, if any, who signed such instrument), or the revocation of the appointment provided no written notice of any such event shall have been received by the Company or by the Chairman of the General Meeting before such vote is cast and provided, further, that the appointing Shareholder, if present in person at said General Meeting, may revoke the appointment by means of a written or oral notification to the Chairman, or otherwise.

37.  THE DISQUALIFICATION OF PROXY CARDS AND DEED OF AUTHORIZATION

     Subject to the provisions of applicable Law, the corporate secretary of the Company and/or the Chairman of the Board may, in his discretion, disqualify proxy card and deed of authorization and so notify the Shareholder who submitted a proxy card or deed of authorization in the following cases:

     37.1 If there is a reasonable suspicion that they are forged or falsified;

     37.2 If they are not duly executed or completed, as set forth in Article
          35.1 above, if applicable

     37.3 If they are given with respect to shares for which one or more proxy cards or deeds of authorization have been given and not withdrawn;

     37.4 If more than one choice is marked for the same resolution; or

     37.5 With respect to resolutions which require that the majority for their adoption include a certain percentage of those not having a personal interest in the approval of the resolution, where it was not marked, or otherwise notified to the Company, whether or not the relevant Shareholder has a personal interest.

                               BOARD OF DIRECTORS

38.  THE AUTHORITY OF THE BOARD

     38.1 The authority of the Board is as specified in the Companies Law and in the provisions of these Articles. Without derogating from the generality of the aforesaid, The management of the business of the Company shall be vested in the Board, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the company in a General Meeting. The authority conferred on the Board by this Article 38 shall be subject to the provisions of the Companies Law, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in a General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board which would have been valid if such regulation or resolution had not been adopted.

     38.2 Without derogating from the generality of Articles 38.1 above, the Board's authority shall include the following:

          38.2.1 The Board may, from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it deems appropriate, including, without limitation, by the issuance of bonds, perpetual or redeemable debentures or other securities, or any mortgages, charges, or other liens on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital.

          38.2.2 Subject to the provisions of Article 35 below and subject to the provisions of any applicable law, the Board may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board, in its sole discretion, shall deem appropriate, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or re-designate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board may from time to time deem appropriate.

          38.2.3 Subject to the provisions of any Law, the Board may, from time to time, authorize any person to be the representative of the Company with respect to those objectives with such powers, discretions and authorities subject to those conditions and for that time period, as the Board deems appropriate, and any such appointment may contain such provisions for the protection and convince of persons dealing with such representative as the board may deem it and may also grant any such representative the authority to delegate any or all of the authorities, powers and discretions vested in him by the Board.

          38.2.4 The Board may, at any time in its sole discretion, adopt protective measures to prevent or delay a coercive takeover of the company, including without limitation the adoption of a "Shareholder Rights Plan".

39.  BOARD MEETINGS

     39.1 CONVENING MEETINGS OF THE BOARD

          39.1.1 The Chairman of the Board may convene a meeting of the Board at any time; provided that a meeting of the Board be convened at least once every three (3) months.

          39.1.2 The Chairman of the Board shall convene a meeting of the Board at any time or in any event that such meeting is required by the provisions of the Companies Law.

     39.2 NOTICE OF A MEETING OF THE BOARD

          39.2.1 Any notice with respect to a meeting of the Board may be given orally or in writing, so long as the notice is given at least seven (7) days prior to the date fixed for the meeting, unless all members of the Board or their Alternate Directors (as described in Article 41 below) or their representatives agree on a shorter time period. Such notice shall be delivered personally, by mail, or transmitted via facsimile or e-mail or through another means of communication, to the address, facsimile number or to the e-mail address or to an address where messages can be delivered through other means of communication, as the case may be, as the Director or its alternate informed the Company in advance.

          39.2.2 A notice with respect to a meeting of the Board shall include the venue, date and time of the meeting of the Board, the issues on its agenda and any other material that the Chairman of the Board requests to be included in the notice with respect to the meeting.

     39.3 THE AGENDA OF BOARD MEETINGS

          The agenda of any meeting of the Board shall be as determined by the Chairman of the Board, and shall include the following matters:

          39.3.1 Matters for which the meeting is required to be convened in accordance with the Companies Law;

          39.3.2 Any matter requested by a Director or by the Chief Executive Officer to be included in the agenda of the meeting within at least 24 hours (taking into account the nature of the matter) prior to the meeting;

          39.3.3 Any other matter determined by the Chairman of the Board.

     39.4 QUORUM

          Unless otherwise unanimously decided by the Board, a quorum at a meeting of the Board shall be constituted by the presence of two thirds (2/3) of the members of the Board then in office who are lawfully entitled to participate in the meeting (as conclusively determined by the Chairman of the Board), but shall not be less than two Directors.

     39.5 CONDUCTING A MEETING THROUGH MEANS OF COMMUNICATION

          The Board may conduct a meeting of the Board through the use of any means of communication, provided all of the participating Directors can hear each other simultaneously. A resolution approved by use of means of communications as aforesaid, shall be deemed to be a resolution lawfully adopted at a meeting of the Board.

     39.6 VOTING IN THE BOARD

          Unless otherwise provided by these Articles, issues presented at meetings of the Board shall be decided upon by a majority of the votes of Directors present (or participating, in the case of a vote through a permitted means of communications) and lawfully voting thereon (as conclusively determined by the Chairman of the Board). Subject to the provision of Article 41.2 below, with respect to representatives of Directors that are companies, each Director shall have a single vote.

     39.7 WRITTEN RESOLUTION

          A resolution in writing signed by all Directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Board) or to which all such Directors have given their consent (by letter, telegram, telex, facsimile, e-mail or other written forms), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board), shall be deemed to have been unanimously adopted by a meeting of the board duly convened and held. In the event of the adoption of a resolution pursuant to this article, the Chairman of the Board shall state in the minutes the manner in which each Director voted in the resolution and the fact that all Directors consented to the adoption of a resolution without the convening of a meeting.

40.  THE APPOINTMENT OF DIRECTORS

     40.1 The Number of Directors

          The Board shall consist of such number of Directors, not less than two
          (2) nor more than eleven (11) (including two External Directors, as defined by the Companies Law).

     40.2 Classes & Term of Directors Office

          The Directors on the Board, other than the External Directors, are divided into three classes, Class A, Class B and Class C consisting of up to 3 Directors each.

          The term of office of the directors assigned to Class A will expire at the Company's second Annual Meeting, and at each third succeeding Annual Meeting thereafter.

          The term of office of the directors assigned to Class B will expire at the third annual meeting of shareholders and at each third succeeding Annual Meeting thereafter.

          The term of office of the directors assigned to Class C will expire at the forth annual meeting of shareholders and at each third succeeding Annual Meeting thereafter.

          External Directors shall be elected and serve terms in accordance with the Companies Law.

     40.3 DIRECTORS GENERALLY

          40.3.1 Subject to the provisions of the Companies Law, a Director may hold another position in the Company.

          40.3.2 A company or other corporate entity may serve as a Director in the Company.

          40.3.3 The Board shall include External Directors as may be required to comply with the requirements of the Companies Law, the Nasdaq Stock Market or any other securities exchange on which the securities of the Company are or may become quoted or listed.

     40.4 THE ELECTION OF DIRECTORS AND THEIR TERMS OF OFFICE

          40.4.1 Directors (other than the External Directors) shall be elected only at Annual Meetings, unless other provided in these Articles, and shall so serve until the expiration of their term of office pursuant to these Articles. A Director whose office is terminated shall be eligible for re-election (subject to the provisions of the Companies Law applicable to External Directors). The Annual Meeting and in the case of External Directors and directors appointed pursuant to Article 42 also the General meeting, at the time of election of a Director, shall classify such Director to Class A, Class B or Class C as set forth above, subject however to the provisions of the Companies Law.

          40.4.2 The Annual Meeting may elect any person(s) as Director(s) if such person served as a Director up until the date of the Annual Meeting, if such person was nominated by the Board or if such person was nominated by a Shareholder in accordance with Article
               40.4.1 above.

          40.4.3 The Annual Meeting shall not be entitled to remove from office any Director.

          40.4.4 Deleted.

          40.4.5 Except for External Directors, the General Meeting may elect any person or persons as a Director(s), to fill an office which became vacant to the same class of directors and the same duration of office which would have been applicable to the Director whose office became vacant, had his/her office would not have been terminated.

          40.4.6 In addition to the aforesaid, and subject to the provisions of the Companies Law with respect to External Directors, the office of a Director shall vacate with the occurrence of one or more of the events listed in section 228 of the Companies Law (with the exception of section 230 of the Companies Law which shall not apply) as well as in the event the Director dies, is declared by the court to be incapable or, in the event of a company or another corporate entity upon adaptation of a resolution for its voluntary liquidation or the issuance of a liquidation order.

          40.4.7 (a) Notwithstanding anything to the contrary herein, the term of a Director may commence of a date later than the date of the Shareholders Resolution electing said Director, is so specified in said Shareholders Resolution. (b) The election and removal of External Directors shall be governed by the Companies Law, provided, however, that the company shall not have more than three "External Directors".

41.  ALTERNATE DIRECTORS AND REPRESENTATIVE OF A DIRECTOR THAT IS A COMPANY

     41.1 ALTERNATE DIRECTORS

          41.1.1 Subject to the provisions of the Companies Law, any Director may, by written notice to the Company, appoint an alternate for himself (in these Articles, an "Alternate Director"), dismiss such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever, whether for a certain meeting or a certain period of time or generally. Any notice given to the Company pursuant to this Article shall be in writing, delivered to the Company and signed by the appointing or dismissing Director, and shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

          41.1.2 Anyone who is not qualified to be appointed as a Director and/or anyone serving as a Director or as an existing Alternate Director may not be appointed and may not serve as an Alternate Director.

     41.2 REPRESENTATIVE OF A DIRECTOR THAT IS A COMPANY

          41.2.1 A Director that is a company or other corporate entity shall appoint an individual, qualified to be appointed as a Director in the Company, in order to serve on its behalf, either for a certain meeting or for a certain period of time or generally and such company or other entity may also dismiss that individual and appoint another in his stead (hereinafter: "Director's Representatives"). Any notice given to the Company pursuant to this Article shall be in writing, delivered to the Company and signed by the appointing or dismissing body, and shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

          41.2.2 Subject to Article 41.2.1, any person, whether or not a Director may serve as a Director's Representative. One person may act as a Director's Representative of several Directors, and in such event he shall have a number of votes (and shall be treated as the number of persons for purposes of establishing a quorum) equal to the number of Directors for whom he acts as a Director's Representative. If a Director's Representative is also a Director in his own right, his rights as a Director's Representative shall be in addition to his rights as a Director.

     41.3 PROVISIONS WITH RESPECT TO ALTERNATE DIRECTORS AND DIRECTOR'S REPRESENTATIVES

          41.3.1 An Alternate Director and a Director's Representative shall have all the authority of the Director who appointed him, provided, however, that he may not in turn appoint an alternate or a representative for himself (unless the instrument appointing him otherwise expressly provides), and provided further that an Alternate Director and a Director's Representative shall have no standing at any meeting of the Board or any committee thereof while the Director who appointed him is present.

          41.3.2 The office of an Alternate Director or a Director's Representative shall be vacated under the circumstances, MUTATIS MUTANDIS, set forth in Article 40.4.6, and such office shall IPSO FACTO be vacated if the Director who appointed such Alternate Director or Director's Representative ceases to be a Director.

42.  CONTINUING DIRECTORS IN THE EVENT OF VACANCIES

     In the event of one or more vacancies in the Board, the continuing Directors may continue to act in every matter; provided, however, that if the number of continuing Directors is less than the minimum number provided for pursuant to Article 40.1 hereof, and unless the vacancy or vacancies is filled by the General Meeting pursuant to Article 40.4.5, they may only act for the convening of a General Meeting for the purpose of electing Director(s) to fill any or all vacancies.

43.  PERSONAL INTEREST OF A DIRECTOR

     Subject to compliance with the provisions of the Companies Law and the Nasdaq rules, the Company may enter into any contract or otherwise transact any business with any Director and may enter into any contract or otherwise transact any business with any third party in which contract or business a Director has a personal interest, directly or indirectly.

44.  COMMITTEES OF THE BOARD OF DIRECTORS

     44.1 Subject to the provisions of the Companies Law, the Board may delegate its authorities or any part of thereof to committees, as it deems appropriate, and it may from time to time cancel the delegation of any such authority. Any such committee shall, in the exercise of the powers delegated , fulfil all of the instructions given to it from time to time by the Board.

     44.2 Subject to the provisions of the Companies Law, the rules of the Nasdaq National Market or any other exchange on which the Company's securities are or may become quoted or listed, each committee of the Board shall consist of at least two (2) Directors, of which at least one shall be an External Director; provided that the audit committee shall consist of at least three (3) Directors, and all of the External Directors of the Company shall be members of it.

     44.3 The provisions of these Articles with respect to meetings of the Board shall apply, MUTATIS MUTANDIS, to the meetings and discussions of each committee of the Board, so far as they are not superseded by any regulations adopted by the Board under this Article., and provided that the lawful quorum for the meetings of the committee, as stated, shall be at least a majority of the members of the committee, unless otherwise Required by Law.

45.  CHAIRMAN OF THE BOARD

     45.1 APPOINTMENT

          45.1.1 The Board shall choose one of its members to serve as the Chairman of the Board. Unless otherwise provided in the appointing resolution, the Chairman of the Board shall be appointed every [calendar year] at the first meeting of the Board held after the General Meeting in which Directors were appointed to the Company.

          45.1.2 In the event that the Chairman of the Board ceases to serve as a Director in the Company, the Board, in its first meeting held thereafter, shall appoint one of its members to serve as a new Chairman who will serve in his position for the term set in the appointment resolution, and if no period is set, until the appointment of a new Chairman, as provided in this Article.

          45.1.3 In the event that the Chairman of the Board is absent from a meeting of the Board within fifteen (15) minutes of the time fIxed for the meeting, or if he is unwilling to preside at the meeting, the Board shall appoint one of the Directors present to preside at the meeting.

     45.2 AUTHORITY

          45.2.1 The Chairman of the Board shall preside over meetings of the Board and shall sign the minutes of the meetings.

          45.2.2 In the event of deadlock vote, the Chairman of the Board shall not have an additional or casting vote.

          45.2.3 The Chairman of the Board is entitled, at all times, at his initiative or pursuant to a resolution of the Board, to require reports from the General Manager in matters pertaining to the business affairs of the Company.

          45.2.4 The Chairman of the Board shall not serve as the General Manager of the Company, unless he is appointed in accordance with the provisions of the Companies Law.

          45.2.5 The Chairman of the Board shall not serve as a member of the audit committee.

46.  VALIDITY OF ACTS DESPITE DEFECTS

     Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board, or of a committee of the Board, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there was no such defect or disqualification.


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                                     MINUTES

47.  MINUTES

     47.1 minutes of each General Meeting and of each meeting of the Board shall be recorded and duly entered in books provided for that purpose. Such minutes shall set forth all resolutions adopted at the meeting and, with respect to minutes of board meetings, the names of the persons present at the meeting

     47.2 Any minutes as aforesaid, if purporting to be signed by the Chairman of the meeting or by the Chairman of the next succeeding meeting, shall constitute PRIMA FACIE evidence of the matters recorded therein.

                                OFFICERS; AUDITOR

48.  THE GENERAL MANAGER

     48.1 The Board shall appoint a General Manager, and may appoint more than one General Manager. Subject to Article 45.2.4, the General Manager may be a Director. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

     48.2 THE AUTHORITY OF THE GENERAL MANAGER

          48.2.1 The General Manager is responsible for the day-to-day management of the affairs of theCompany within the framework of the policies set by the Board and subject to its instructions.

          48.2.2 The General Manager shall have all managerial and operational authorities which were not conferred by Law or pursuant to these Articles to any other organ of the Company, and he shall be under the supervision of the Board.


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


          48.2.3 In the event the Board appoints more than one General Manager, the Board may determine the respective positions and functions of the General Managers and allocate their authorities as the Board may deem appropriate.

          48.2.4 The Board may assume the authority granted to the General Manager, either with respect to a certain issue or for a certain period of time.

          48.2.5 In the event that the General Manager is unable to exercise his authority, the Board may exercise such authority in his stead, or authorize another to exercise such authority.

          48.2.6 .The General Manager, with the approval of the Board, may delegate to his subordinates any of his authority.

49.  INTERNAL AUDITOR

     49.1 The Board shall appoint an internal auditor to the Company in accordance with the proposal of the audit committee and with the provisions of the Companies Law. The internal auditor shall report to the Chairman of the Board, the General Manager and the Chairman of the audit committee, all to the extent required by Law.

     49.2 The internal auditor shall file with the Board a proposal for an annual or other periodic work plan, which shall be approved by the Board, subject to any changes it deems appropriate.

50.  OTHER OFFICERS OF THE COMPANY

     The Board may appoint, in addition to the General Manager and the internal auditor, other officers, define their positions and authorities, and set their compensation and terms of employment. The Board may authorize the General Manager to exercise any or all of its authorities stated in this Article.

51.  THE AUDITOR

     51.1 The Shareholders at the Annual Meeting shall appoint an auditor for a period until the close of the following Annual Meeting or for a period not to extend beyond the close of the third Annual Meeting following the Annual Meeting in which he was appointed. Subject to the provisions of the Companies Law, the General Meeting is entitled at any time to terminate the service of the auditor.


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


     51.2 The Board shall fix the compensation of the auditor of the Company for his auditing activities, and shall also fix the compensation of the auditor for additional services, if any, which are not auditing activities, and, in each case, shall report thereon to the Annual Meeting.

                                  DISTRIBUTIONS

52.  GENERAL

     The Company may effect a distribution to its Shareholders to the extent permitted by the Companies Law.

53.  DIVIDEND AND BONUS SHARES

     53.1 RIGHT TO DIVIDEND OR BONUS SHARES

          53.1.1 A shareholder shall be entitled to receive dividends or bonus shares, upon the resolution of the Company in accordance with
               Article 53.2 below, consistent with the rights attached to the shares held by such Shareholder.

          53.1.2 The Shareholders entitled to receive dividends or bonus shares shall be those who are registered in the Shareholder Register on the date of the resolution approving the distribution or allotment, or on such later date, as may be determined in such resolution.

     53.2 RESOLUTION OF THE COMPANY WITH RESPECT TO A DIVIDEND OR BONUS SHARES

          The resolution of the Company with respect to the distribution of a dividend or bonus shares shall be adopted by the Board in accordance with the provisions of the Companies Law.

     53.3 SPECIFIC DIVIDEND

          The Board will determine the way and method of payment of any dividend or bonus shares.

     53.4 DEDUCTIONS FROM DIVIDENDS

          The Board may deduct from any distribution or other moneys payable to any Shareholder in respect of a share any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter or transaction whatsoever.


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


     53.5 RETENTION OF DIVIDENDS

          53.5.1 The Board may retain any dividend, bonus shares or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

          53.5.2 The Board may retain any dividend, bonus shares or other moneys payable or property distributable in respect of a share in respect of which any person is, under Article 19.5, entitled to become a Shareholder, or which any person is, under said Articles, entitled to transfer, until such person shall become a Shareholder in respect of such share or shall transfer the same.

     53.6 MECHANICS OF PAYMENT

          Any dividend or other moneys payable in cash in respect of a share may be paid by check sent by registered mail to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto as a result of the death or bankruptcy of the holder or otherwise, to anyone of such persons or to his bank account), or to such person and at such address as the person entitled thereto may direct in writing. Every such check shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check shall be sent at the risk of the person entitled to the money represented thereby.

     53.7 AN UNCLAIMED DIVIDEND

          All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment by the Board of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company; provided, however, that the Board may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

     53.8 RECEIPT FROM A JOINT HOLDER

          If two or more persons are registered as joint holders of any share, or are entitled jointly thereto as a result of the death or bankruptcy of the holder or otherwise, anyone of them may give effectual receipts for any dividend, bonus shares or other moneys payable or property distributable in respect of such share.

     53.9 MANNER OF CAPITALIZATION OF PROFITS AND THE DISTRIBUTION OF BONUS
          SHARES

          Upon the resolution of the Board the Company may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for distribution, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed as capital among such of the Shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, or may cause any part of such capitalized fund to be applied on behalf of such Shareholders in paying up in full, either at par or at such premium as the resolution may provide, any un issued shares or debentures or other securities of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or other securities, and may cause such distribution or payment to be accepted by such Shareholders in full satisfaction of their interest in such capitalized sum.

     53.10 The Board may settle, as it deems fit, any difficulty arising with regard to the distribution of bonus shares, distributions referred to in Articles 53.2 and 53.9 hereof or otherwise, and in particular, to issue certificates for fractions of shares and sell such fractions of shares in order to pay their consideration to those entitled thereto, to set the value for the distribution of certain assets and to determine that cash payments shall be paid to the Shareholders on the basis of such value, or that fractions whose value is less than NIS
          0.01 shall not be taken into account. The Board may pay cash or convey these certain assets to a trustee in favor of those people who are entitled to a dividend or to a capitalized fund, as the Board shall deem appropriate.

     53.11 The provisions of this chapter shall also apply to the distribution of Securities.

54.  ACQUISITION OF SHARES

     54.1 The Company is entitled to acquire or to finance an acquisition, directly or indirectly, of shares of the Company or securities convertible or exercisable into shares of the Company, including incurring an obligation to take any of these actions, subject to the fulfillment of the conditions of a permitted distribution under the Companies Law. In the event that the Company so acquired any of its shares, any such share shall become a dormant share, and shall not confer any rights, so long as it held by the Company.

     54.2 A subsidiary or another company controlled by the Company is entitled to acquire or finance an acquisition, directly or indirectly, of shares of the Company or securities convertible or exercisable into shares of the Company, or incur an obligation with respect thereto, to the same extent that the Company may make a distribution, subject to the terms of, and in accordance with the Companies Law. In the event a subsidiary or such controlled company so acquired any of the Company's shares, any such share shall not confer any voting rights, so long as it is held by such subsidiary or controlled company.

            INSURANCE, INDEMNIFICATION AND RELEASE OF OFFICE HOLDERS

55.  DEFINITION

     For purposes of Articles 56, 57 and 58 below, the term "Office Holder" shall have the meaning ascribed to such term in the Companies Law.

56.  INSURANCE OF OFFICE HOLDERS

     56.1 The Company may, to the extent permitted by the Companies Law, enter into a contract for the insurance of the liability of an Office Holder of the Company, in respect of a liability imposed on him as a result of an act done by him in his capacity as an Office Holder of the Company, in any of the following:

          56.1.1 A breach of his duty of care to the Company or to another person;

          56.1.2 A breach of his duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that such act would not harm the Company;

          56.1.3 A financial liability imposed on him in favor of another person.


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


57.  INDEMNIFICATION OF OFFICE HOLDERS

     57.1 The Company is entitled, to the extent permitted by the Companies Law, to indemnify an Office Holder of the Company, pursuant to an advance undertaking of indemnification or retrospectively, for any liability or expense imposed on him or her or incurred by him or her as a result of any action which was performed by said Office Holder in his/her capacity as an Office Holder of the Company, including for any of the following:

          57.1.1 a financial liability imposed on an Office Holder in favor of another person by a court judgment, including a settlement judgment or an arbitrator's award approved by a court, PROVIDED, HOWEVER, that it shall be limited, in cases of an advance undertaking of indemnification, to events that in the opinion of the Board are foreseeable in light of the Company's actual activities at the time such an advance undertaking of indemnification is given, and shall further be limited to an amount or by criteria that the Board determines to be reasonable under the circumstances, and PROVIDED, FURTHEr, that the advance undertaking of indemnification will specify the events which in the opinion of the Board can be foreseeable in light of the Company's actual activities at the time such undertaking was given, and the amount or criteria that the Board determines to be reasonable under the circumstances;

          57.1.2 reasonable litigation expenses, including attorney fees, incurred by an Office Holder as a result of an inquiry or a proceeding conducted against him by a competent authority, and that was concluded (as such term is defined in the Companies Law) without the submission of an indictment against said Office Holder and without having a monetary charge imposed on him as a substitute for a criminal procedure (as such terms are defined in the Companies Law), or that was concluded without the submission of an indictment against him but with a monetary charge imposed on him as a substitute for a criminal procedure with respect to a criminal offense that does not require proof of MENS REA.

          57.1.3 reasonable litigation expenses, including attorney fees, incurred by an Office Holder or imposed on him by, court, in a proceeding filed against him by the Company or on its behalf or by another person, or in a criminal charge from which he was acquitted, or in a criminal charge in which he was convicted of a crime which does not require proof of MENS REA.

          57.1.4 any other liability or expense for which it is or may be permissible to indemnify an Office Holder.

     57.2 Subject to the provisions of the Companies Law and without derogating from the above, the Company may issue an undertaking in advance or retrospectively to indemnify any person, including an Office Holder, who acts or acted on behalf of or at the request of the Company as a director or officer of another company in which the Company directly or indirectly, is a shareholder, or in which the Company has any other interest. Such indemnity will be in respect of liability or expense imposed on him or her or incurred by him or her as detailed in Article
          57.1 above, as a result of any action which was performed by him/her in his/her capacity as an Office Holder of the other company.

     57.3 In the event the Companies Law is amended in such a way that requires the amendment of these Articles in order to give effect to an undertaking of indemnification provided or which will be provided to an Office Holder, these Articles shall be deemed to be amended in accordance with the Companies Law (as amended) in such a way that entitles the Company to give effect to such undertaking for indemnification to the maximum extent permitted by the Companies Law."

58.  RELEASE OF OFFICE HOLDERS

     The Company may, to the extent permitted by the Companies Law, release an Office Holder of the Company, in advance, from his liability, in whole or in part, for damages resulting from the breach of his duty of care to the Company.

59.  GENERAL

     The provisions of Articles 56, 57 and 58 above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification and/or release from liability in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, or in connection with any Office Holder to the extent that such insurance and/or indemnification and/or release from liability us permitted under the law.

                                   LIQUIDATION

60.  LIQUIDATION

     60.1 Subject to applicable Law and to the rights of shares with special rights upon liquidation, the assets of the Company available for distribution among the Shareholders shall be distributed to them in proportion to the amount paid or credited as paid on the par value of their respective holdings of the shares in respect of which such distribution is being made.

     60.2 In the event that the Company is liquidated, whether voluntarily or otherwise, the liquidator, with the approval of a General Meeting, may make a distribution in kind to the Shareholders of all or part of the property of the Company, and he may, with the approval of the General Meeting, deposit any part of the property of the Company with trustees in favor of the Shareholders, as the liquidator with the aforementioned approval, deems appropriate.

                                    ACCOUNTS

61.  BOOKS OF ACCOUNT

     The Board shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable Law. Such books of account shall be kept at the registered office of the Company, or at such other place or places as the Board may deem appropriate, and they shall always be open to inspection by all Directors. No Shareholder, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by Law or authorized by the Board or by a resolution of the General Meeting adopted by an Ordinary Majority.

62.  AUDIT

     Without derogating from the requirements of any applicable Law, at least once in every fiscal year the accounts of the Company shall be audited and the accuracy of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

                       RIGHTS OF SIGNATURE, STAMP AND SEAL

63.  RIGHTS OF SIGNATURE. STAMP AND SEAL

     63.1 The Board shall be entitled to authorize any person or persons (who may not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

     63.2 The Company shall have at least one official stamp.

     63.3 The Board may provide for a seal. If the Board so provides, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

                                     NOTICES

64.  NOTICES

     64.1 Any written notice or other document may be served by the Company upon any Share holder either personally or by sending it by prepaid registered mail (airmail if sent to a place outside Israel) addressed to such Shareholder at his address as described in the Shareholder Register or such other address as he may have designated in writing for the receipt of notices and other documents. Any written notice or other document may be served by any Shareholder upon the Company by tendering the same in person to the corporate secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its registered office. Any such notice or other document shall be deemed to have been served two (2) Business Days after it has been posted (seven (7) Business Days if sent internationally), or when actually received by the addressee if sooner than two days or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such Shareholder (or to the corporate secretary or the General Manager), provided, however, that notice may be sent by cablegram, telex, facsimile or other electronic means and confirmed by registered mail as aforesaid, and such notice shall be deemed to have been given twenty four (24) hours after such cablegram, telex, facsimile or other electronic communication has been sent or when actually received by such Shareholder (or by the Company), whichever is earlier. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 64.1. Unless otherwise provided in these Articles, the provisions of this Article 64.1 shall also apply to written notices permitted or required to be given by the Company to any Director or by any Director to the Company.

     64.2 All notices to be given to the Shareholders shall, with respect to any share held by persons jointly, be given to whichever of such persons is named first in the Shareholder Register, and any notice so given shall be sufficient notice to the holders of such share.

     64.3 Any Shareholder whose address is not described in the Shareholder Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

     64.4 Any Shareholder and any Director may waive his right to receive notices generally or during a specific time period and he may consent that a General Meeting of the Company or a meeting of the Board, as the case may be, shall be convened and held notwithstanding the fact that he did not receive a notice with respect thereto, or notwithstanding the fact that the notice was not received by him within the required time, in each case subject to the provisions of any Law prohibiting any such waiver or consent.


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